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                                                                     Exhibit 9.1


                                VOTING AGREEMENT


         This VOTING AGREEMENT, dated as of October 23, 2000, is made by and between Alliance Pharmaceutical Corp., a New York corporation (the "Company") and the persons set forth on the signature pages hereof (the "Principal Shareholders").

         WHEREAS, in order to induce the Company to enter into that certain Agreement and Plan of Merger (the "Merger Agreement") with Molecular Biosystems, Inc., a Delaware corporation ("MBI"), the Company has requested the Principal Shareholders, and the Principal Shareholders have agreed, to enter into this Voting Agreement with respect to all shares of MBI stock that the Principal Shareholders own of record, whether now or hereafter acquired (the "MBI Stock");

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. REVOCATION OF PROXIES; GRANT OF PROXY. The Principal Shareholders hereby revoke any and all previous proxies with respect to the MBI Stock if the same would be affected hereby. In furtherance of the Merger Agreement, the Principal Shareholders agree to vote their shares of MBI Stock in favor of the Merger Agreement and the transactions and arrangements contemplated thereby (including the merger of a wholly owned subsidiary of Alliance with and into MBI (the "Merger")) and hereby grant to the Company and any officer of the Company, and each of them with full power of substitution, an irrevocable proxy coupled with an interest to vote such shares of MBI Stock on any proposal submitted to the MBI shareholders involving the Merger, any change of control of MBI, any acquisition of MBI or MBI Stock, or any sale of substantially all of the assets of MBI; provided, however, that (a) the foregoing shall not prevent or affect the right of the Principal Shareholders to vote in favor of the Merger and (b) nothing contained herein shall permit the Company or any officer of the Company to vote any MBI Stock if to do so would violate any antitrust law or applicable regulations thereunder. This Voting Agreement shall terminate on the date (the "Termination Date") which is the earlier of (i) the date the Merger Agreement shall have terminated in accordance with its terms or (ii) the date the Company agrees that it will exercise the proxy granted hereby to vote for approval of the Merger.

         2. REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS. Each of the Principal Shareholders hereby represents and warrants to the Company as follows:

         (a) The Principal Shareholder has full power and authority to enter into this Voting Agreement and authority, insofar as the matters addressed by this Voting Agreement are concerned, to vote his, her or its MBI Stock, and is the sole record and beneficial owner of his, her or its MBI Stock. The Principal Shareholder represents that he, she or it has not granted the right to vote such MBI Stock, insofar as the same would be affected hereby, to any person or entity, subject to Section 1 of this Voting Agreement. During the term of this Agreement, the Principal Shareholder will not, and will not permit any entity under the Principal Shareholder's control to, deposit any shares of MBI Stock held by the Principal Shareholder in a voting trust or subject any of such shares to any proxy, arrangement or agreement with respect to the voting of

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such shares, insofar as the same would be affected hereby, other than as provided in this Agreement. The Principal Shareholder has good, valid and marketable title to the Principal Shareholder's MBI Stock, free and clear of any and all claims, liens, charges, encumbrances and security interests (except for any restrictions on transfer under applicable securities laws).

         (b) This Voting Agreement is the legal, valid and binding agreement of the Principal Shareholder, enforceable against the Principal Shareholder in accordance with its terms.

         (c) The proxy granted pursuant to this Voting Agreement is legal, valid and effective and, except for the Principal Shareholder's ability to vote as expressly retained in Section 1 hereof, will confer upon the designated proxies or their substitutes all of the voting power of the Principal Shareholder's MBI Stock under law and MBI's Certificate of Incorporation and Bylaws with respect to the matters specified in Section 1 hereof until the Termination Date.

         3. COVENANTS OF PRINCIPAL SHAREHOLDERS. Each of the Principal Shareholders hereby covenants and agrees with the Company that, until the Termination Date:

         (a) except for any sale of the Principal Shareholder's MBI Stock in connection with the Merger Agreement, the Principal Shareholder will not, without the prior written consent of the Company, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any MBI Stock, insofar as the same would be affected hereby, (ii) transfer, sell, hypothecate or otherwise assign any interest in any MBI Stock other than by testamentary disposition or pursuant to the laws of descent and distribution or (iii) enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer or other disposition of any MBI Stock.

         (b) Prior to the Termination Date, the Principal Shareholder will not (i) initiate or solicit, directly or indirectly, any acquisition proposal relating to MBI (an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning MBI's business, properties or assets to any corporation, partnership, person or other entity or group (other than to the Company, [Merger Sub] or any affiliate, associate, agent or representative of the Company or [Merger Sub] or the Company's lenders) in connection with an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions, directly or indirectly, with any entity or group with respect to any actual or potential Acquisition Proposal. In the event that the Principal Shareholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, the Principal Shareholder shall promptly inform the Company as to any such matter and the details thereof and shall convey to the Company a copy of any letter, proposal or other document in which any such Acquisition Proposal is expressed.

         4. REMEDIES. The parties hereto agree that if for any reason any Principal Shareholder shall have failed to perform such Principal Shareholder's obligations under this Voting Agreement, then the Company shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any of the parties


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hereto may have against another party hereto for any failure to perform such party's obligations under this Voting Agreement.

         5.       MISCELLANEOUS.

         (a) ASSIGNMENT. This Voting Agreement shall not be assignable by the parties hereto, except that the Company may assign its right to exercise its proxy under this Voting Agreement to any direct or indirect wholly-owned subsidiary or affiliate of the Company. This Voting Agreement shall be binding upon each of the Principal Shareholders and their heirs, successors and assigns by will or by the laws of descent.

         (b) AMENDMENTS. This Voting Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effects, by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         (d) COUNTERPARTS. This Voting Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         (e) EFFECT OF HEADINGS. The headings contained herein are for convenience of reference only and shall not affect the meaning or interpretation hereof.



         IN WITNESS WHEREOF, the Company and the Principal Shareholders have caused this Voting Agreement to be signed as of the date first above written.


                                      ALLIANCE PHARMACEUTICAL CORP.


                                      By:
                                         ---------------------------------------
                                         Name:

                                         Title:



             [signature pages of the Principal Shareholders follow]


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                       Signature Page to Voting Agreement


                                      PRINCIPAL SHAREHOLDERS:


                                      CHUGAI PHARMACEUTICAL COMPANY, LTD.

                                                    Motoo Ueno
                                      ------------------------------------------
                                                       [Name]

                                      By: /s/ Motoo Ueno
                                          --------------------------------------
                                      Its: Senior Vice President and Member
                                          --------------------------------------
                                           of the Board of Directors
                                          --------------------------------------



                                      MALLINCKRODT, INC.



                                      ------------------------------------------
                                                       [Name]

                                      By:
                                          --------------------------------------
                                      Its:
                                          --------------------------------------




                                      STATE OF WISCONSIN INVESTMENT BOARD



                                      ------------------------------------------
                                                       [Name]

                                      By:
                                          --------------------------------------
                                      Its:
                                          --------------------------------------


                                     - 4 -
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                       Signature Page to Voting Agreement


                                      PRINCIPAL SHAREHOLDERS:



                                     [                             ]
                                      -----------------------------

                                      ------------------------------------------
                                                       [Name]

                                      By:
                                          --------------------------------------
                                      Its:
                                          --------------------------------------



                                     [                             ]
                                      -----------------------------

                                      ------------------------------------------
                                                       [Name]

                                      By:
                                          --------------------------------------
                                      Its:
                                          --------------------------------------



                                     [                             ]
                                      -----------------------------

                                      ------------------------------------------
                                                       [Name]

                                      By:
                                          --------------------------------------
                                      Its:
                                          --------------------------------------


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